UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2012

WEBMEDIABRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 27, 2012, WebMediaBrands Inc. (the “Company”) and its wholly-owned subsidiaries, Mediabistro.com Inc. and Inside Network Inc., entered into a Note Modification Agreement with Alan M. Meckler, the Company’s chairman of the board of directors and chief executive officer. The Note Modification Agreement amends (i) a promissory note in the amount of $7,197,143.21 the Company and Mediabistro issued to Mr. Meckler which, as amended, is described in more detail in the Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on June 4, 2009, September 1, 2010 and November 14, 2011 (the “2009 Note”), and (ii) a promissory note in the amount of $1,750,000.00 the Company, Mediabistro and Inside Network issued to Mr. Meckler, which is described in more detail in the Company’s Current Report on Form 8-K filed on November 17, 2011 (the “2011 Note”).

The Note Modification Agreement reduces the interest rate on the outstanding principal amount of the 2009 Note to 2.975% from 3.40% effective June 1, 2012, and of the 2011 Note to 2.40% from 3.10% effective June 18, 2012. All other terms of the promissory notes remain unchanged.

The Note Modification Agreement was approved by all of the independent members of the Company’s Board of Directors, none of whom has a direct or indirect interest in the 2009 Note, the 2011 Note or the Note Modification Agreement.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Note Modification Agreement, which is attached hereto as Exhibit 10.66.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.66	Note Modification Agreement effective as of July 27, 2012, by and between WebMediaBrands Inc., Mediabistro.com Inc., Inside Network, Inc. and Alan M. Meckler.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS, INC.

Date: July 31, 2012
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.66	Note Modification Agreement effective as of July 27, 2012, by and among WebMediaBrands Inc., Mediabistro.com Inc., Inside Network, Inc. and Alan M. Meckler.